Exhibit 99.1

NEWS RELEASE
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Noble Energy Announces Pricing and Expiration of the Tender Offer for its 8.25% Senior Notes Due 2019

HOUSTON (August 14, 2017) - Noble Energy, Inc. (NYSE: NBL) (“Noble Energy” or “the Company”) announced today the pricing of its previously announced cash tender offer for any and all of its $1 billion 8.25% senior notes due 2019 (“the 2019 notes”), which expired at 5:00 p.m., New York City time, on August 14, 2017 (“the Expiration Time”).

Title of Security	CUSIP Number / ISIN	Outstanding Principal Amount	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Total Consideration (1)(2)
8.25% Senior Notes due 2019	655044AD7 US655044AD79	$1,000,000,000	1.375% UST due 07/31/19	FIT1	+50 bps	$1,097.44

(1)	Per $1,000 principal amount.

(2)	Total Consideration (as defined below) calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on August 14, 2017.
The “Total Consideration” listed in the table above for each $1,000 principal amount of 2019 notes validly tendered and accepted for purchase pursuant to the tender offer was determined at 2:00 p.m., New York City time, on August 14, 2017. Holders will also receive accrued and unpaid interest on 2019 notes validly tendered and accepted for purchase from the March 1, 2017 interest payment date up to, but not including, the date the Company makes payment for such 2019 notes (the “Settlement Date”).
As of the Expiration Time, $666,564,000 aggregate principal amount of the 2019 notes (66.66%) were validly tendered, which excludes $2,219,000 aggregate principal amount of the 2019 notes that remain subject to guaranteed delivery procedures. The Company expects to accept for payment all 2019 notes validly tendered and not validly withdrawn in the tender offer and expects to make payment for the 2019 notes on August 15, 2017. Pursuant to the terms of the tender offer, the 2019 notes not tendered in the tender offer will remain outstanding.
On August 15, 2017, the Company expects to deliver a redemption notice for all of its 2019 notes that remain outstanding following settlement of the tender offer pursuant to the terms of the indenture governing the 2019 notes, and all remaining outstanding 2019 notes will be redeemed (subject to the terms thereof) on September 14, 2017.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. This announcement shall not constitute a notice of redemption under the indenture governing the Notes.
Noble Energy (NYSE: NBL) is an independent oil and natural gas exploration and production company with a diversified high-quality portfolio of both U.S. unconventional and global offshore conventional assets spanning three continents. Founded more than 80 years ago, the company is committed to safely and responsibly delivering our purpose: Energizing the World, Bettering People’s Lives®. For more information, visit www.nblenergy.com.
Forward-Looking Statements
This news release contains certain “forward-looking statements” within the meaning of federal securities laws. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy’s current views about future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the effects of global, national and regional economic and market conditions, changes in the financial markets and interest rates, the volatility in commodity prices for crude oil and natural gas, the ability to consummate the senior notes offering, tender offer or redemption and other risks inherent in Noble Energy’s businesses that are discussed in Noble Energy’s most recent annual report on Form 10-K and in other Noble Energy reports on file with the Securities and Exchange Commission. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update any forward-looking statements should circumstances or management’s estimates or opinions change.
Investor Contacts:

Brad Whitmarsh
(281) 943-1670
brad.whitmarsh@nblenergy.com

Megan Repine
(832) 639-7380
megan.repine@nblenergy.com

Megan Dolezal
(281) 943-1861
megan.dolezal@nblenergy.com

Media Contacts:

Reba Reid
(713) 412-8441
media@nblenergy.com

Deena McMullen
(281) 943-1732
media@nblenergy.com